       COVER


                         Exhibit 99(f)

             CHICAGO AND NORTH WESTERN RAILWAY COMPANY
            PROFIT SHARING AND RETIREMENT SAVINGS PROGRAM


            Financial Statements and Supplemental Schedules for the Years Ended December 31, 1996 and 1995 and Independent Auditors' Report

       INDEX

CHICAGO AND NORTH WESTERN RAILWAY COMPANY
PROFIT SHARING AND RETIREMENT SAVINGS PROGRAM

TABLE OF CONTENTS
______________________________________________________________________________

                                                                       Page

INDEPENDENT AUDITORS' REPORT                                             1

FINANCIAL STATEMENTS AS OF DECEMBER 31, 1996 AND 1995
 AND FOR THE YEARS THEN ENDED:

  Statements of Net Assets Available for Benefits                        2

  Statements of Changes in Net Assets Available for Benefits             3

  Notes to Financial Statements                                         4-11


SUPPLEMENTAL SCHEDULES AS OF DECEMBER 31, 1996 AND FOR
 THE YEAR THEN ENDED:

 Item 27a - Schedule of Assets held for Investment Purposes              12

 Item 27d - Schedule of Reportable Transactions                          13






Additional supplemental schedules required by the Employee Retirement Income Security Act of 1974 are disclosed separately in Master Trust reports filed with the Department of Labor or are omitted because of the absence of conditions under which they are required.

INDEPENDENT AUDITORS' REPORT


Chicago and North Western Railway Company
Profit Sharing and Retirement Savings Program Committee

We have audited the accompanying statements of net assets available for benefits of the Chicago and North Western Railway Company Profit Sharing and Retirement Savings Program (the Program) as of December 31, 1996 and 1995, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Program's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Program as of December 31, 1996 and 1995, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules listed in the Table of Contents are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These schedules are the responsibility of the Program's management. Such schedules have been subjected to the auditing procedures applied in the audit of the basic 1996 financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.


/s/ DELOITTE & TOUCHE LLP

Omaha, Nebraska
June 10, 1997

CHICAGO AND NORTH WESTERN RAILWAY COMPANY
PROFIT SHARING AND RETIREMENT SAVINGS PROGRAM

STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
DECEMBER 31, 1996 AND 1995
______________________________________________________________________________


                                                  1996                1995
                                              ------------        ------------
ASSETS

CASH AND SHORT TERM INVESTMENTS               $        --         $  2,181,488
                                              ------------        ------------

INVESTMENTS, at fair value
 (Notes 3, 5, and 9)                           101,413,931          78,230,963

INVESTMENTS, at contract value
 (Notes 3,6, and 9): Investment
 contract with insurance company                37,737,581          56,645,221
                                              ------------        ------------
     Total Investments                         139,151,512         134,876,184
                                              ------------        ------------

RECEIVABLES:
 Employer's contribution                               --            5,717,530
 Participants' contributions                           --              107,898
 Interest                                              --            1,174,864

                                              ------------        ------------
     Total Receivables                                 --            7,000,292
                                              ------------        ------------
     Total Assets                              139,151,512         144,057,964
                                               ------------       ------------

LIABILITIES

ACCRUED EXPENSES                                       --               77,072
                                               ------------       ------------

NET ASSETS AVAILABLE FOR BENEFITS              $139,151,512       $143,980,892
                                               ============       ============



The accompanying notes are an integral part of these financial statements.

CHICAGO AND NORTH WESTERN RAILWAY COMPANY
PROFIT SHARING AND RETIREMENT SAVINGS PROGRAM

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995
______________________________________________________________________________


                                                  1996            1995
                                              ------------    ------------

ADDITIONS TO NET ASSETS ATTRIBUTABLE TO:
 Investment income (Note 9):
  Net appreciation in fair value of
  investments                                 $ 12,828,800    $ 15,146,687
 Interest and dividends                         10,287,291      11,656,419
                                              ------------    ------------
                                                23,116,091      26,803,106
                                              ------------    ------------
 Contributions (Note 9):
  Employer                                             --        5,937,720
  Participants'                                        --        3,240,538
                                              ------------    ------------
                                                       --        9,178,258
                                              ------------    ------------

   Total Additions                              23,116,091      35,981,364
                                              ------------    ------------

DEDUCTIONS FROM NET ASSETS ATTRIBUTABLE TO:
 Distributions to participants (Note 9)         27,923,207      21,223,637
 Administrative expenses                               --           77,072
                                              ------------    ------------

   Total Deductions                             27,923,207      21,300,709
                                              ------------    ------------
TRANSFERS TO SUPPLEMENTAL PENSION PLAN              22,264         504,472
                                              ------------    ------------
NET INCREASE (DECREASE)                         (4,829,380)     14,176,183
                                              -------------    ------------
NET ASSETS AVAILABLE FOR BENEFITS:
 Beginning of Year                             143,980,892     129,804,709
                                              ------------    ------------
 End of Year                                  $139,151,512    $143,980,892
                                              ============    ============

The accompanying notes are an integral part of these financial statements.

CHICAGO AND NORTH WESTERN RAILWAY COMPANY
PROFIT SHARING AND RETIREMENT SAVINGS PROGRAM

NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1996 AND 1995
______________________________________________________________________________



1. DESCRIPTION OF PROGRAM

   The following description of the Chicago and North Western Railway Company Profit Sharing and Retirement Savings Program (the Program), prior to the adoption of amendments as described in Note 2, provides only general information. Participants should refer to the Program document for a more complete description of the Program's provisions.

   General - The Program was initially established to provide retirement benefits to eligible employees of Chicago and North Western Railway Company (the Company) and other common control employers who adopt the Program. It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA), as amended.

   Contributions - Participants may contribute up to 15% of their compensation on a salary or non-salary deferral basis subject to limitations specified in the Internal Revenue Code. The Company matches employee contributions at a rate of 20% computed on an amount up to the first 5% of the employee's salary contributed. This minimum employer contribution represents the first step in the method discussed below.

   The amount of the Company's annual contribution is determined based upon the Company's profit, or, if larger, based upon the amount of the employee contributions. Employer contributions are allocated on a four step basis, subject to Internal Revenue Code limitations:

   1) The employer contribution is allocated to those employees making employee contributions by matching up to 20% of the amount of each participant's employee contributions for each Program year up to a maximum base of 5% of the employee's salary contributed;

   2) If any employer contribution remains unallocated, such amount is allocated to employees in proportion to the amount by which their compensation (to the salary maximum) exceeds the wage base subject to Railroad Retirement Tax, as defined in Section 3121a of the Internal Revenue Code, with a maximum employer contribution up to 11.4% (or, up to 12% if IRS regulations permit) of such excess amount for each Program year;

   3) If any employer contribution remains unallocated, such amount is allocated to employees making employee contributions by matching up to 20% of the amount of each participant's employee contributions for each Program year up to a maximum base of 5% of the employee's salary contributed;

   4) If any employer contribution remains unallocated, such amount is allocated in proportion to each employee's total compensation (up to the salary maximum) for each Program year.

   As indicated above, step (2) in the employer contribution allocation formula can provide up to 11.4% of the pay received by a participant in excess of the Railroad Retirement Tax taxable wage base. This is the only step of the allocation formula which integrates with Railroad Retirement.

   Participant Accounts - Each participant account is credited with the participant's contributions and an allocation of the Plan's earnings. Allocations are based on participant account balances.

   Vesting - A participant is fully vested if he/she:

   1)     Reached his/her 65th birthday; or

   2) Is involuntarily terminated without cause as determined by the Program Administrator, in accordance with established Company policies if such termination occurs on or after his/her 60th birthday; or

   3)     Reached his/her 60th birthday and has at least 5 years of service;
          or

   4)     Has a disability or dies; or

   5)     Has a termination of employment on account of a force reduction;
          or

   6)     Has five years of service

   Payment of Benefits - Under the terms of the Program, benefits are to be paid in the form of a joint and survivor annuity. Assets of a participant's account may, as determined by the participant (with spousal consent when required), be paid to him/her in a lump sum or in installments. In order to provide a joint and survivor annuity (or single life annuity where spousal consent is obtained or there is no spouse) assets of the participant's account are transferred to the Chicago and North Western Railway Company Supplemental Pension Plan for payment of the annuity. The annuity may, at the option of the Program administrator, be purchased from a third party institution or paid from the assets of the Supplemental Pension Plan.

2. PROGRAM AMENDMENTS

   Effective October 24, 1995, the Program was amended such that, the Program was frozen effective December 31, 1995. No new participants were allowed in the Program after December 31, 1995. Except for contributions made in 1996 with respect to 1995 in the customary manner of the prior Program as in effect during 1995, there will be no contributions made to the Program after December 31, 1995. Effective January 1, 1995 participants were fully vested in amounts credited to their account.

   Effective July 15, 1996, the Program was amended and restated. Program investment options were increased from four to ten. The ten available options are the Union Pacific Common Stock Fund (Company Stock), the Union Pacific Equity Index Fund (Equity Index), the Union Pacific Fixed Income Fund (Fixed Income), the Vanguard Bond Market Fund (Bond Index), the Vanguard Market Reserves - Prime Portfolio Fund (VMMR Prime Portfolio), the Wellington Fund (Wellington), the Vanguard World Fund - U.S. Growth Portfolio (U.S. Growth), the Vanguard World Fund - International Growth Portfolio (International Growth), the Vanguard Windsor Fund (Windsor) and the NWNL Guaranteed Investment Contract Fund (NWNL GIC). In conjunction with the amendment and restatement, Program assets, except for the investment contract with our insurance company, were transferred to Vanguard Fiduciary Trust Company under a Master Trust Agreement.

   Loans to Participants - Effective September 1, 1996, participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50% of their account balance. Loan transactions are treated as a transfer to (from) the investment fund from
   (to) the Loan Fund. Loan terms range from 1-5 years or up to 15 years for the purchase of a principle residence. The loans are secured by the balance in the participant's account and bear interest at a rate commensurate with local prevailing rates as determined quarterly by the Plan administrator. Principal and interest is paid ratably, generally through monthly payroll deductions.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Basis of Accounting - The accounts of the Program have been maintained in accordance with generally accepted accounting principles. The financial statements were prepared in accordance with the financial reporting requirements of ERISA as permitted by the Securities and Exchange Commission's amendments to Form 11-K adopted during 1990.

   Investment Valuation and Income Recognition - The Program's investments are stated at fair value except for its investment contract with an insurance company which is valued at contract value (Note 6). If available, quoted market prices are used to value investments. The amounts shown in Note 5 for securities that have no quoted market price represent estimated fair value as determined by Vanguard Fiduciary Trust Company. Purchases and sales of securities are recorded on the trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend basis.

   Administrative Expenses - All administrative expenses of the Program with the exception of investment management fees are paid by the Company. Investment management fees are paid by the Program.

   Reclassifications - Certain 1995 amounts have been reclassified to conform to the 1996 financial statement presentation.


4. RESOURCES STOCK FUND

   In September 1996, The Company's Board of Directors declared a special dividend consisting of the shares of Union Pacific Resources Group ("Resources") common stock owned by the Company ("the Spin-Off"). As a result of the Spin-Off, each of the Company's stockholders received
   0.846946 of a share of Resources common stock for each share of Company common stock held by such shareholders at the September 26, 1996 record date for the distribution. Therefore, each Plan participant's account received 0.846946 of a share of Resources common stock for each share of Company common stock held in the Fund. The shares received have been placed in the Resources Stock Fund ("Resources Stock"). Future contributions to Resources Stock Fund are not permitted.

5. INVESTMENTS

   At December 31, 1996, Program investments were maintained in commingled funds of the Plan Trustee along with investments of another Company-administered Thrift Plan, within a Master Trust. Assets, liabilities, investment income, and security gains and losses are allocated monthly to the Plan based on its equity in the investments of the Master Trust.
   At December 31, 1996, the Program held percentage interests in the Master trust of 0.50 in Company Stock, 0.40 in Resources Stock, 100.0 in Windsor, 22.90 in Equity Index, 1.60 in Fixed Income, 8.10 in the Loan Fund, 2.50 in Wellington, 5.10 in U.S. Growth, 13.30 in the VMMR Prime Portfolio, 1.50 in International Growth, and 0.00 in Bond Index.

   At December 31, 1996, the total investments at fair value of the Master Trust was $577,591,251. In addition, total net appreciation in fair value of investments and total interest and dividends of the Master Trust were $86,837,354 and $28,728,709, respectively, for the year ended December 31, 1996.

   At December 31, 1996, Company Stock is invested primarily in Union Pacific Common Stock. Equity Index is invested in the Vanguard Index Trust 500 Portfolio Fund at December 31, 1996, which is designed to closely track the investment performance of the Standard and Poors' 500 Composite Stock Index. At December 31, 1996, Fixed Income is comprised of investments in GICs bearing interest at 5.19% to 7.85%. Interest rates are fixed for the life of each contract. GICs are held with insurance companies rated at least A-1 by Standard & Poors. The maturities of these GICs range from 1-3 years and their principal and interest are unconditionally guaranteed by the respective insurance companies. The fair value of the GIC's approximates their contract value. At December 31, 1996, Fixed Income is also comprised of the Vanguard Investment Contract Trust, which is comprised of contracts issued by financial institutions and backed by high quality bonds and bond mutual funds. As the GICs expire, the proceeds will be reinvested in the Vanguard Investment Contract Trust. Wellington is invested in the Vanguard/Wellington Fund at December 31, 1996, which is comprised of common stocks and fixed-income securities. At December 31, 1996, U.S. Growth is invested in Vanguard U.S. Growth Fund which is comprised of established U.S. growth stocks. International Growth is invested in the Vanguard International Growth Portfolio at December 31, 1996, which is comprised of foreign common stocks with high growth potential. At December 31, 1996, Bond Index is invested in the Vanguard Total Bond Market Fund which is designed to closely track the investment performance of the Salomon Brothers Broad Investment-Grade Bond Index. At December 31, 1996, VMMR Prime Portfolio is a diversified money market investment fund invested and reinvested in high quality certificates of deposit, bankers' acceptances, commercial paper, U.S. Government securities, and other short-term obligations with the objective of preserving principal while providing income. At December 31, 1996, Windsor is invested in the Vanguard Windsor Fund, a diversified fund invested and reinvested primarily in shares of stocks of companies. At December 31, 1996, NWNL GIC is primarily invested in an investment contract with Northwestern National Life Insurance Company (See Note 6). At December 31, 1996, Resources Stock is invested primarily in Resources common stock.

   Prior to amendment effective July 15, 1996, Program participants could direct their contributions in various proportions to either Fund B or Fund C. Participant unmatched contributions prior to 1987 could be invested in either Fund D or Fund E, in accordance with participant directions.

      Fund B - Based upon Program guidelines, this Fund was invested in common stocks, similar equity securities, or other similar investments including, but not limited to, bank pooled or common funds, mutual funds or insurance company separate accounts. At December 31, 1995, assets in this Fund were invested primarily in Vanguard Windsor Fund Incorporated and Vanguard Index Trust 500 Portfolio mutual funds.

      Fund C - Based upon Program guidelines, this Fund was invested in contracts issued by an insurance company, and upon determination by the Board of Directors, could also include, but not be limited to, guaranteed income contracts, group annuity contracts, immediate participation guarantee contracts, or deposit administration contracts. At December 31, 1995, assets in this Fund were invested primarily in a guaranteed insurance contract with Northwestern National Life Insurance Company.

      Fund D - Based upon Program guidelines, this Fund was invested in the Windsor Fund maintained by the Vanguard Group of Investment Companies.

      Fund E - Based upon the Program guidelines, this Fund was invested primarily in the Vanguard Money Market Reserves Prime Portfolio.

   Except for its investment contract with an insurance company included in the NWNL GIC fund at December 31, 1996 and included in Fund C at December 31, 1996 (Note 6), the following table presents the fair value of investments. Investments that represent 5% or more of the Program's net assets are separately identified.


                                   December 31, 1996                 December 31, 1995
                              ----------------------------     ----------------------------
                               Number               Fair          Number              Fair
                              of Units              Value        of Units             Value
Investments at Fair Value
    as Determined by Quoted
    Market Price:
      Vanguard Windsor Fund
      Incorporated                --         $        --        3,841,686       $55,819,700
      Vanguard Index Trust
       500 Portfolio              --                  --          376,241        21,795,663
      Common stock                --                  --            9,250           410,469
                                             ------------                       -----------
                                                                      --         78,025,832

     Investments at Estimated
      Fair Value:
      Program interest in
       Master Trust               --          101,413,931             --                --
      Vanguard Money Market
       Reserves                   --                  --          205,131           205,131
                                             ------------                      ------------
                                             $101,413,931                       $78,230,963
                                             ============                      ============

6. INVESTMENT CONTRACT WITH INSURANCE COMPANY

   The Program has entered into a benefit responsive investment contract with Northwestern National Life Insurance Company (Northwestern National). This contract is included in the financial statements at contract value, which approximates fair value. Contract value represents contributions made under the contract, plus earnings, less Program withdrawals and administrative expenses. Northwestern National maintains the contributions in a pooled account. The crediting interest rate under this contract at December 31, 1996 and 1995, and for the years then ended was 7% and 8%, respectively. Under this contract a penalty may be incurred for early withdrawal from the contract by the plan sponsor, plan termination and various other employer initiated events.

7. TAX STATUS

   The Program obtained a tax determination letter dated April 16, 1996, in which the Internal Revenue Service stated that the Program, as amended through October 24, 1995, was in compliance with the applicable requirements of the Internal Revenue Code (the Code). The Program has been amended since receiving the determination letter. However, Program management believes that the program currently is being operated in compliance with the applicable requirement of the Internal Revenue Code. Therefore, it is believed that the Program was qualified and the related trust was tax-exempt under provisions of Section 501(a) of the Internal Revenue Code as of the financial statement date. Therefore, no provision for income taxes has been included in the Program's financial statements.


8. PROGRAM TERMINATION

   Although it has not expressed any intent to do so, the Company has the right under the Program at any time, to terminate the Program subject to the provisions of ERISA. Regardless of such actions, the principal and income of the Program remains for the exclusive benefit of the Program's participants and beneficiaries. The Company may direct the Trustee either to distribute the Program's assets to the participants, or to continue the Trust and distribute benefits as though the Program had not been terminated.

9. FUND INFORMATION

   Net assets available for benefits, participant contributions, withdrawals and investment income by fund are as follows for the years ended
   December 31, 1996 and 1995:

                                                   1996           1995
                                              ------------    ------------

   Net assets available for benefits:
     Company stock                            $    653,871   $        --
     Equity index                               27,110,164            --
     Fixed income                                1,482,186            --
     Bond index                                        169            --
     VMMR Prime Portfolio                          304,040            --
     Wellington                                    777,296            --
     U.S. Growth                                 1,436,948            --
     International Growth                          371,142            --
     Windsor                                    67,652,196            --
     NWNL GIC                                   37,737,581            --
     Resources stock                               211,718            --
     Loan Fund                                   1,414,201            --
     Fund B                                            --      82,326,722
     Fund C                                            --      60,388,841
     Fund D and E                                      --       1,265,329
                                              ------------   ------------
          Total                               $139,151,512   $143,980,892
                                              ------------   ------------

   Employer contributions:
     Company stock                            $       --     $       --
     Equity index                                     --             --
     Fixed income                                     --             --
     Bond index                                       --             --
     VMMR Prime Portfolio                             --             --
     Wellington                                       --             --
     U.S. Growth                                      --             --
     International Growth                             --             --
     Windsor                                          --             --
     NWNL GIC                                         --             --
     Resources stock                                  --             --
     Loan Fund                                        --             --
     Fund B                                           --         3,806,945
     Fund C                                           --         2,130,775
     Fund D and E                                     --             --
                                              ------------    ------------
          Total                               $       --      $  5,937,720
                                              ------------    ------------

   Participant's contributions:
     Company stock                            $       --      $       --
     Equity index                                     --              --
     Fixed income                                     --              --
     Bond index                                       --              --
     VMMR Prime Portfolio                             --              --
     Wellington                                       --              --
     U.S. Growth                                      --              --
     International Growth                             --              --
     Windsor                                          --              --
     NWNL GIC                                         --              --
     Resources stock                                  --              --
     Loan Fund                                        --              --
     Fund B                                           --        2,175,610
     Fund C                                           --        1,064,928
     Fund D and E                                     --              --
                                              ------------   ------------
          Total                               $       --     $  3,240,538
                                              ------------   ------------

   Distribution to participants:
     Company stock                            $       --     $        --
     Equity index                                  277,582            --
     Fixed income                                     --              --
     Bond index                                       --              --
     VMMR Prime Portfolio                           17,424            --
     Wellington                                       --              --
     U.S. Growth                                      --              --
     International Growth                             --              --
     Windsor                                       714,074            --
     NWNL GIC                                    1,259,788            --
     Resources stock                                  --              --
     Loan Fund                                        --              --
     Fund B                                     13,724,297      10,506,455
     Fund C                                     11,844,618      10,649,493
     Fund D and E                                   85,424          67,689
                                              ------------    ------------
          Total                                $27,923,207     $21,223,637
                                              ------------    ------------

   Investment income:
     Company stock                             $   116,708     $      --
     Equity index                                4,083,412            --
     Fixed income                                   13,144            --
     Bond index                                        181            --
     VMMR Prime Portfolio                            7,941            --
     Wellington                                     38,184            --
     U.S. Growth                                    55,671            --
     International Growth                           14,216            --
     Windsor                                    10,918,491            --
     NWNL GIC                                      993,921            --
     Resources stock                                 3,873            --
     Loan Fund                                      22,975            --
     Fund B                                      4,885,681      21,814,453
     Fund C                                      1,905,907       4,725,544
     Fund D and E                                   55,786         263,109
                                              ------------    ------------
          Total                               $ 23,116,091    $ 26,803,106
                                              ============    ============

10.MERGER AGREEMENT

   On March 16, 1995, the Corporation executed a definitive merger agreement pursuant to which it acquired the remaining 71.6% of the Chicago and North Western Transportation Company's (CNW) stock. Under this agreement the Corporation initiated a tender offer on March 23, 1995 and completed the acquisition of the CNW on April 24, 1995. As a result of the acquisition, and effective April 24, 1995, the Program is being administered by the Senior Vice President, Human Resources of the Corporation.

11.RELATED PARTY TRANSACTIONS

   Program investments include the Union Pacific Company Stock Fund which is invested primarily in the Stock of Union Pacific Corporation. Union Pacific Corporation is the holding Company of the Program sponsor and, therefore, these transactions qualify as party-in-interest.

   The Plan also invests in various funds managed by Vanguard Fiduciary Trust Company and LaSalle National Trust. Vanguard Fiduciary Trust Company is the Trustee as defined by the Program and LaSalle National Trust was the Program Trustee prior to the appointment of Vanguard Fiduciary Trust Company; therefore, the related transactions qualify as party-in-interest.

CHICAGO AND NORTH WESTERN RAILWAY COMPANY
PROFIT SHARING AND RETIREMENT SAVINGS PROGRAM




Item 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
YEAR ENDED DECEMBER 31, 1996
______________________________________________________________________________

     Column B                  Column C                Column D       Column E

                        Description of Investment
Identity of Issue     Including Collateral Rate of
Borrower, Lessor        Interest, Maturity Date                       Current
or Similar Party           or Maturity Value            Cost           Value


Northwestern National
 Life Insurance
 Company Contract       Group annuity contract fund
No.GA-135969-1-0101       37,737,581 shares          $37,737,581   $37,737,581

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CHICAGO AND NORTH WESTERN RAILWAY COMPANY
PROFIT SHARING AND RETIREMENT SAVINGS PROGRAM

Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
YEAR ENDED DECEMBER 31, 1996
_____________________________________________________________________________________________________________________

Single Transactions Involving an Amount in
Excess of 5% of the Current Value of Plan Assets:


       Column A                 Column B                     Column C   Column D      Column G   Column H      Column I
                                                                                               Current Value
                                                                                                of Asset on
     Identity of                                             Purchase     Selling     Cost of   Transaction   Net Gain
     Party Involved           Description of Asset            Price       Price        Asset       Date       or (Loss)
LaSalle National Trust * Short-Term Investment Fund         $8,265,483 $     --   $8,265,483    $8,265,483  $    --

LaSalle National Trust * Short-Term Investment Fund         $9,102,182 $     --   $9,102,182    $9,102,182  $    --

LaSalle National Trust * Short-Term Investment Fund         $      --  $9,105,020 $9,105,020    $9,105,020  $    --

LaSalle National Trust * Short-Term Investment Fund         $      --  $8,262,422 $8,262,422    $8,262,422  $    --

Northwestern National Life
Insurance Company, Contract   Group Annuity Contract
#GA-13569-1-001                    Fund                     $      --  $8,265,483 $8,265,483    $8,265,483  $    --

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Series of Transactions, When Aggregated, Involving an Amount in Excess of %5 of the current Value of Plan Assets:

      Column A                 Column B                     Column C    Column D     Column E    Column F     Column G
                                                                          Dollar      Dollar
     Identity of                                             Number of    Number      Value of    Value of    Net Gain
     Party Involved            Description of Asset          Purchases   of Sales    Purchases     Sales      or(Loss)
Vanguard Fiduciary Trust
 Company *                   Windsor Fund Incorporated           8           13      $10,979,015  $9,575,418  $1,307,354

Vanguard Fiduciary Trust
Company *                    Index Trust 500 Portfolio           11          10      $ 6,065,435  $4,079,254  $1,001,804

Northwestern National Life
 Insurance Company
 Contract #GA-13569-1-001    Group Annuity Contract Fund         44          76      $6,177,865   $25,084,905  $      --

LaSalle National Trust *     Short-Term Investment Fund          58          45      $50,890,874  $53,073,362  $      --

*Represents a party-in-interest

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